UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 12, 2010

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On July 12, 2010, Titan International, Inc. (Titan or the Company) announced executive management changes.  These executive management changes are effective July 12, 2010.  For additional information, including the business experience of Kent W. Hackamack and Paul G. Reitz, see exhibit 99 for a copy of a press release announcing Titan executive management changes.

Kent W. Hackamack
Titan’s board of directors announced that Kent W. Hackamack, Vice President of Finance and Treasurer, has been named Executive Vice President of Corporate Development.  Mr. Hackamack will assist in corporate development matters.  Mr. Hackamack continues to be employed under his employment agreement which was filed as exhibit 10.2 to the Company’s Form 10-Q for the quarterly period ended June 30, 2006.  In October 2008, Mr. Hackamack agreed to an employment agreement extension to April 2013.  Mr. Hackamack does not have any family relationship with any of the directors or executive officers of the Company.  Mr. Hackamack is not a party to any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Paul G. Reitz
Titan’s board of directors also announced that Paul G. Reitz has joined the Company as Chief Financial Officer.  Mr. Reitz will oversee the Company’s accounting and financial matters and serve as Titan’s Principal Financial Officer and Principal Accounting Officer.  Mr. Reitz currently has no employment agreement.  Mr. Reitz does not have any family relationship with any of the directors or executive officers of the Company.  Mr. Reitz is not a party to any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits
99	Press release dated July 12, 2010, announcing Titan International, Inc. executive management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	July 12, 2010	By:	/s/ MAURICE M. TAYLOR JR.
Maurice M. Taylor Jr.
Chairman and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99	Press release dated July 12, 2010, announcing Titan International, Inc. executive management changes.